As filed with the Securities and Exchange Commission on May 10, 2010
Registration No. 333-148840

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Double-Take Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0230046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

257 Turnpike Road, Suite 210
Southborough, Massachusetts 01772
(877) 335-5674
(Address, including zip code, and telephone number,  including area code, of registrant’s principal executive offices)

Dean Goodermote
President and Chief Executive Officer
Double-Take Software, Inc.
257 Turnpike Road, Suite 210
Southborough, Massachusetts 01772
(877) 335-56740

 (name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Silver
William I. Intner
Hogan Lovells US LLP
100 International Drive, Suit 2000
Baltimore, Maryland 21202 (410) 659-2700

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
                                                             (Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 relates to the Registration Statement on Form S-3 (No. 333-148840) previously filed by Double-Take Software, Inc., a Delaware corporation (the “Registrant”), on January 24, 2008, as amended by Pre-Effective Amendment No.1 to Form S-3 filed on February 26, 2008 (as so amended, the “Registration Statement”). The Registration Statement registered 3,184,519 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), for resale by the selling stockholders named therein. Pursuant to the undertakings made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister all shares of the Common Stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southborough, Commonwealth of Massachusetts, on May 10, 2010.

DOUBLE-TAKE SOFTWARE, INC.

By:	/s/ Dean Goodermote
Name: Dean Goodermote
Title : President, Chief Executive Officer and Chairman of the Board of Directors(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following and on the dates indicated:

Name	Title	Date

/s/ Dean Goodermote Dean Goodermote	President, Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)	May 10, 2010

/s/ S. Craig Huke S. Craig Huke	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2010

* Paul D. Birch	Director	May 10, 2010

* Ashoke (Bobby) Goswami	Director	May 10, 2010

* John B. Landry	Director	May 10, 2010

* John W. Young	Director	May 10, 2010

*  By:  /s/ S. Craig Huke
          Attorney-in-fact